EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made effective as of the 31st day of January 2015, (the “Effective Date”) by and between UNITED COMMUNITY BANKS, INC. (the “Company”), and David Shearrow, an individual resident of Union County, Georgia (the “Consultant”).

WHEREAS, the Company desires to obtain the services of the Consultant, and the Consultant desires to accept such engagement and to perform such services, all pursuant to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of such engagement of the Consultant by the Company, the above premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration as set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Engagement.  The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, pursuant and subject to the terms and conditions hereinafter set forth.

2.           Services and Duties.  At all times during the Term (as defined below), the Consultant shall perform, on behalf of the Company, provide credit and risk-related advice as requested from time to time by the Company’s Executive Management (collectively, the “Services”).  The Company and the Consultant agree that they reasonably anticipate that the level of services the Consultant will perform under this Agreement will be no more than 15% of the average level of services performed by the Consultant for the Company over the six months preceding the effective date of this Agreement.

3.           Independent Contractor Status.  It is agreed that the Consultant shall act as an independent contractor with respect to any and all of his obligations hereunder, and not as an employee, agent or representative of the Company.  Except as otherwise expressly provided herein, the Company shall have no right to control the acts of the Consultant; and the Consultant shall have no authority to act for or on behalf of the Company or to enter into any obligations, contracts or agreements on behalf of the Company.

4.           Compensation.  Subject to the terms and conditions of this Agreement, as full consideration for the Services, the Company has provided to Consultant the consideration set forth in that certain Restricted Stock Unit Award Agreement dated as of the date hereof.

5.           Taxes and Other Liabilities.  The Consultant understands that the Company has no contractual or legal obligations to the Consultant regarding employee liabilities or insurance, and the Company’s commitments and obligations under this Agreement to the Consultant are limited solely to the payment of the compensation set forth in Section 4 of this Agreement.  The Consultant agrees to pay all taxes due on amounts paid to him under this Agreement, and is solely responsible for timely remittance to appropriate authorities of all federal, state and local taxes and charges incident to the payment of compensation for services, and to the operation of the Consultant’s business.  Without limitation, the parties hereto agree that the Company shall not be responsible for any taxes, assessments or other fees incurred by or on behalf of the Consultant, including but not limited to federal, state and local withholding taxes.

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6.           Term.  The engagement of the Consultant hereunder shall be effective as the Effective Date, and shall continue until January 31, 2017 (the “Term”).

7.           Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and, shall be (i) delivered by hand, (ii) mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, or (iii) sent by national overnight courier service, priority delivery, properly addressed.  All such notices, requests, demands or other communications given in accordance herewith shall be deemed to have been given and received (i) on the date of receipt if delivered by hand, (ii) on the earlier of the date shown on the receipt or three (3) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, or (iii) on the next business day after depositing with a national overnight courier service if sent by national overnight courier service, priority delivery, properly addressed. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses unless and until notice of another or different address shall be given as provided herein:

If to the Company:	United Community Banks, Inc.
Attention: Secretary 125 Highway 515 East Blairsville, GA 30512

If to the Consultant:	David P. Shearrow
[Intentionally omitted]

8.             Miscellaneous.

8.1    Entire Agreement.  This Agreement, including all attachments, hereto, embodies the entire agreement between, and the understanding of, the parties hereto with respect to the subject matter hereof.  The parties hereto have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior or contemporaneous negotiations, understandings and agreements, whether written or oral, between the parties hereto with respect to the subject matter contained herein.

8.2       Extensions, Modifications or Amendments.  No extension, modification or amendment of this Agreement shall be binding upon a party hereto unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered by or on behalf of such party.

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8.3      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, successors and permitted assigns.  Neither this Agreement nor any right or obligation of the parties is assignable by either party without the express written consent of the other party.

8.4       Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were limited or modified, consistent with its general intent, to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and all other provisions hereof shall be and remain unimpaired and in full force and effect.

8.5       Waiver.  The failure or delay of either party hereto at any time or times to require performance of any provision of this Agreement shall in no manner affect such party’s right to enforce that provision.  No single or partial waiver by either party hereto of any condition of this Agreement, or the breach of any term, agreement or covenant or the inaccuracy of any representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

8.6    Governing Law.  This Agreement, including, without limitation, the obligations, rights and remedies of the parties hereto, and any and all claims arising out of the relationship between the parties hereto, shall be governed by and construed in accordance with the laws of the State of Georgia.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the 27th day of January, 2015.

COMPANY:

UNITED COMMUNITY BANKS, INC.

By:/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

CONSULTANT:

/s/ David P. Shearrow
David P. Shearrow

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